Exhibit 99.2

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES VII, LTD

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES VII, L.P By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, LTD.

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, L.P.
By:	Insight Associates XI, Ltd., its general partner

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer

GRACE SOFTWARE CROSS FUND HOLDINGS, LLC

By:	/s/ John Weinstein
Name:	John Weinstein
Title:	Authorized Officer